UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 7, 2014
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 8, 2014, our Annual Meeting of Shareholders was held. The matters voted upon and the results of the vote were as follows:

Proposal One: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Stephen G. Butler	4,641,191,971	27,258,859	20,511,424	1,159,067,503
Kimberly A. Casiano	4,615,376,157	53,572,823	20,013,275	1,159,067,503
Anthony F. Earley, Jr.	4,378,618,500	291,112,961	19,230,695	1,159,067,503
Edsel B. Ford II	4,418,493,742	257,854,710	12,613,803	1,159,067,503
William Clay Ford, Jr.	4,627,466,630	49,885,613	11,609,807	1,159,067,503
Richard A. Gephardt	4,412,863,645	257,820,459	18,277,768	1,159,067,503
James P. Hackett	4,631,947,781	35,918,247	21,095,855	1,159,067,503
James H. Hance, Jr.	4,564,914,499	102,252,203	21,795,513	1,159,067,503
William W. Helman IV	4,637,832,349	29,921,459	21,208,447	1,159,067,503
Jon M. Huntsman, Jr.	4,358,868,313	310,037,758	20,055,830	1,159,067,503
James C. Lechleiter	4,606,664,491	61,182,135	21,115,359	1,159,067,503
Ellen R. Marram	4,374,425,689	294,599,255	19,937,311	1,159,067,503
Alan Mulally	4,638,947,321	38,388,321	11,626,613	1,159,067,503
Homer A. Neal	4,615,693,578	52,801,842	20,466,835	1,159,067,503
Gerald L. Shaheen	4,637,754,071	31,198,473	20,006,068	1,159,067,503
John L. Thornton	4,363,953,675	304,698,753	20,302,827	1,159,067,503

Proposal Two: Ratification of the Selection of the Independent Registered Public Accounting Firm. A proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm to audit the books of account and other corporate records of the Company for 2014 was adopted with the votes shown:

For	Against	Abstained	Broker Non-Votes
5,774,198,379	52,638,085	21,191,539	0

Proposal Three: Relating to an Advisory Vote by Shareholders to Approve the Compensation of the Named Executives. A proposal relating to a shareholder advisory vote to approve the compensation of the Named Executives was approved with the votes shown:

For	Against	Abstained	Broker Non-Votes
3,500,915,822	1,161,981,003	26,065,430	1,159,067,503

Proposal Four: Relating to Approval of the 2014 Stock Plan for Non-Employee Directors. A proposal relating to the approval of the 2014 Stock Plan for Non-Employee Directors was approved with the votes shown:

For	Against	Abstained	Broker Non-Votes
4,367,365,098	295,194,360	26,399,721	1,159,067,503

Proposal Five: Relating to Consideration of a Recapitalization Plan to Provide that All of the Company's Outstanding Stock Have One Vote Per Share. A proposal relating to consideration of a recapitalization plan to provide that all of the Company's outstanding stock have one vote per share was rejected with the votes shown:

For	Against	Abstained	Broker Non-Votes
1,623,180,993	3,039,952,772	25,824,984	1,159,067,503

Proposal Six: Relating to Permitting Holders of 10% of Common Stock to Call Special Shareholder Meetings. A proposal relating to allowing holders of 10% of outstanding Common Stock to call special shareholder meetings was rejected with the votes shown:

For	Against	Abstained	Broker Non-Votes
1,027,127,485	3,636,019,459	25,810,895	1,159,067,503

Item 8.01. Other Events.

Our news release dated May 7, 2014 concerning our announcement of a stock repurchase program for up to approximately 116 million shares of our common stock to offset share dilution is filed as Exhibit 99 to this Report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99	News release dated May 7, 2014 concerning announcement of a stock repurchase program for up to approximately 116 million shares of Ford common stock	Filed with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: May 13, 2014	By:	/s/ Bradley M. Gayton
Bradley M. Gayton,
Secretary

*
Any reference in the attached exhibit(s) to our corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Designation	Description

Exhibit 99	News release dated May 7, 2014 concerning announcement of a stock repurchase program for up to approximately 116 million shares of Ford common stock